UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

Outset Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39513	20-0514392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3052 Orchard Dr., San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (669) 231-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On May 30, 2025, the Board of Directors (the “Board”) of Outset Medical, Inc. (the “Company”) appointed Renee Gaeta as the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, effective June 3, 2025 (the “Effective Date”).

Prior to joining the Company, Ms. Gaeta, age 44, served as the Chief Financial Officer of Shockwave Medical, Inc., a medical device company, from February 2024 until it was acquired by Johnson & Johnson in May 2024. Prior to that, she served as Chief Financial Officer of Eko Health, a cardiopulmonary digital health company, from July 2021 to February 2024. From July 2017 to July 2021, Ms. Gaeta was Chief Financial Officer at Establishment Labs Holdings, Inc., a global medical technology company, and from August 2014 to June 2017, she served as Vice President, Corporate Controller at Sientra, Inc., a medical aesthetics company. Earlier in her career, Ms. Gaeta spent ten years at KPMG LLP where she held various positions of increasing responsibility. Ms. Gaeta has served on the board of directors of Candel Therapeutics, Inc., a biopharmaceutical company, since August 2022. Previously, she also served on the board of directors of SeaSpine Holdings Corporation, a global medical technology company, from February 2019 to January 2023 when it merged with Orthofix Medical. Ms. Gaeta holds a B.S. from Loyola Marymount University and is a Certified Public Accountant in the State of California.

In connection with her appointment as the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, and as approved by the Compensation of Committee of the Board (the “Compensation Committee”), Ms. Gaeta and the Company have entered into an offer letter agreement (the “Offer Letter”) pursuant to which Ms. Gaeta is entitled to receive the following compensation: (i) an annual base salary of $500,000, (ii) an annual bonus for 2025 under the Company’s 2025 annual cash bonus program with a target bonus opportunity of 50% of her annual base salary, prorated for the portion of the year beginning on the Effective Date, (iii) a restricted stock unit award (the “RSU Award”) to be granted to Ms. Gaeta shortly following the Effective Date, valued at $2,480,000 as of the date of grant and (iv) a performance-based restricted stock unit award (the “PSU Award”) to be granted to Ms. Gaeta shortly following the Effective Date, valued at $620,000 as of the date of grant. One-third of the shares underlying the RSU Award will vest on the one-year anniversary of the Effective Date, with the remainder vesting quarterly over the course of the following two years, subject to Ms. Gaeta’s continuous service through the applicable vesting date. Shares underlying the PSU Award will be earned and vest based on achievement against two metrics, consistent with the performance-based restricted stock unit awards to be awarded to other executive officers in 2025: (i) 70% will be earned and vest based on a financial metric to be determined by the Compensation Committee and measured over a three-year performance period ending at the end of 2027, with 100% of earned units vesting immediately after certification of the achievement level following the end of 2027 and (ii) 30% will be earned and vest based on the Company’s relative total stockholder return over a three-year performance period as compared to companies in a pre-determined index of medical device companies, with 100% of earned units vesting immediately after certification of the achievement level at the end of the three-year performance period, in each case, subject to Ms. Gaeta’s continuous service through the applicable vesting date.

Ms. Gaeta will also enter into the Company’s standard Change in Control and Severance Agreement for executive officers (other than the Chief Executive Officer) effective as of the Effective Date, the form of which was previously filed by the Company as Exhibit 10.12 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on February 21, 2024. In addition, Ms. Gaeta will enter into the Company’s standard director and officer indemnification agreement effective as of the Effective Date, the form of which was previously filed by the Company as Exhibit 10.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-248225), filed with the SEC on September 9, 2020.

There are no arrangements or understandings between Ms. Gaeta and any other persons pursuant to which she was appointed as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer. In addition, there are no family relationships between Ms. Gaeta and any other director or executive officer of the Company, and Ms. Gaeta has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of such letter, which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Departure of Former Chief Financial Officer

Ms. Gaeta succeeds Nabeel Ahmed, who is leaving his role as the Company’s Financial Officer, Principal Financial Officer and Principal Accounting Officer, effective as of the Effective Date, to pursue other opportunities.

In connection with his departure, and subject to his execution and non-revocation of a general release of claims in favor of the Company, Mr. Ahmed will receive severance benefits of (i) a lump sum payment equal to nine months of base salary and (ii) payment of premiums for COBRA continuation coverage for nine months, pursuant to the terms of the existing Change in Control and Severance Agreement between Mr. Ahmed and the Company most recently amended and restated effective February 7, 2024 (the “Severance Agreement”). The foregoing description is qualified by reference to the full text of the Severance Agreement, a form of which was filed as Exhibit 10.12 to the Company's Annual Report on Form 10-K filed with the SEC on February 21, 2024. Mr. Ahmed’s departure is not related to any disagreement with the Company or its independent registered public accountants on any matter relating to the Company’s financial or accounting operations, policies or practices. The Company would like to thank Mr. Ahmed for his contributions to the Company and wish him continued success in his future endeavors.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 2, 2025, the Company held its Annual Meeting of Stockholders at 10:30 a.m. Pacific Time in a virtual format via live audio webcast (the “Annual Meeting”). As of April 3, 2025, the Company’s record date, there were a total of 17,722,035 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the beginning of the Annual Meeting, 15,334,998 shares of common stock were present virtually in person or by proxy, and, therefore, a quorum was present. Five items of business were acted upon by the stockholders at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal One: Election of Class II Directors

Each of D. Keith Grossman and Patrick T. Hackett was elected to serve as a class II director to hold office until the Company’s 2028 annual meeting of stockholders and until the election and qualification of his successor. Votes were cast as follows:

	For	Withheld	Broker Non-Votes
D. Keith Grossman	13,775,602	146,871	1,412,525
Patrick T. Hackett	13,827,416	95,057	1,412,525

Since the Board is divided into three classes with one class elected each year to hold office for a three-year term, the following directors continued to serve as directors of the Company immediately after the Annual Meeting: Karen Drexler, Brent D. Lang, Kevin O’Boyle, Andrea L. Saia and Leslie Trigg.

Proposal Two: Advisory Vote on Named Executive Officer Compensation

The proposal to approve the 2024 compensation of the Company’s named executive officers as disclosed in its 2024 proxy statement on a non-binding advisory basis was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
13,574,133	342,501	5,839	1,412,525

Proposal Three: Amendment to 2020 Equity Incentive Plan

The proposal to approve an amendment to the Company’s 2020 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 1,950,000 shares was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
10,989,378	2,932,488	607	1,412,525

Proposal Four: Amendment to Employee Stock Purchase Plan

The proposal to approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan by 255,000 shares was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
13,661,326	259,632	1,515	1,412,525

Proposal Five: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 by the following vote:

For	Against	Abstain	Broker Non-Votes
15,318,214	12,527	4,257	—

Item 7.01. Regulation FD Disclosure.

On June 3, 2025, the Company issued a press release announcing the appointment of Ms. Gaeta and the departure of Mr. Ahmed. A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release entitled “Outset Medical Appoints Renee Gaeta as Chief Financial Officer” dated June 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Outset Medical, Inc.

Date: June 3, 2025	By:	/s/ John Brottem
John Brottem
General Counsel